Exhibit 10.1

                          SECURITIES PURCHASE AGREEMENT

         THIS SECURITIES PURCHASE AGREEMENT ("Agreement") is made and entered into this 4th day of November, 2003 by and between N. Edward Berg, an individual ("Seller"), and the KEATING REVERSE MERGER FUND, LLC, a Delaware limited liability company ("Purchaser").

                                 R E C I T A L S

         A. Seller owns 1,000,000 shares (the "Shares") of the $.001 par value common stock ("Common Stock") of Micro Interconnect Technology, Inc. ("MITR"), a Nevada corporation.

         B. The Shares constitute at least a majority of the outstanding shares of capital stock and voting equity of MITR.

         C. Seller wishes to sell to Purchaser, and Purchaser desires to purchase from Seller, the Shares subject to the terms and conditions hereinafter set forth.

         NOW, THEREFORE, the parties agree as follows:

                                A G R E E M E N T

         1. Incorporation of Recitals. The foregoing Recitals are incorporated herein by this reference.

         2. Sale and Purchase of the Shares. Subject to the terms and conditions hereof, at the Closing, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the Shares for an aggregate purchase price of $165,000.00 (the "Purchase Price").

         3. Conditions to Closing.

         3.1      Satisfactory due diligence review of MITR by Purchaser.

         3.2 Transfer of all assets and liabilities from MITR into Epic Research Company, Inc. ("Epic"), a wholly-owned subsidiary of MITR, and the distribution of all shares of Epic stock owned by MITR to the MITR shareholders (the "Spin-Off") immediately prior to Closing.

         3.3 Delivery by each party to the other of a certificate confirming the accuracy of such party's representations and warranties as of the Closing and the satisfaction of all conditions to such party's obligations to consummate the transactions described herein.

         4. Closing.

                  4.1 The purchase and sale of the Shares (the "Closing") shall take place at 1:00 p.m., Colorado time, on November 4, 2003, or such other time and date as the parties may agree. In no event shall the Closing take place after December 31, 2003, unless the parties expressly agree otherwise in a written amendment to this Agreement.



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

                  4.2 At the Closing, Seller shall deliver to Purchaser a certificate representing the Shares, accompanied by a duly endorsed stock power, with signature medallion guaranteed, in form and substance satisfactory to Purchaser. At the Closing, Purchaser shall deliver to Seller the Purchase Price by wire transfer to an account designated by Seller for such purpose.

                  4.3 From time to time after the Closing, and without further consideration, Seller will promptly execute and deliver such other instruments of transfer and take such other actions as Purchaser may reasonably request in order to more effectively transfer to Purchaser the Shares and otherwise consummate the transactions contemplated by this Agreement.

         5. Representations and Warranties of Seller. Seller hereby represents and warrants to Purchaser as follows:

                  5.1 Enforceability. This Agreement shall constitute the valid and legally binding obligation of Seller, enforceable in accordance with its terms except as limited by the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally and by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

                  5.2 Validity; Title. The Shares, when sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws. Seller owns, beneficially and of record, good and marketable title to the Shares, free and clear of all security interests, liens, adverse claims, encumbrances, proxies, options or stockholders' agreements. At the Closing, Seller will convey to Purchaser good and marketable title to the Shares, free and clear of any security interests, liens, adverse claims, encumbrances, proxies, options or stockholders' agreements.

                  5.3 Organization and Good Standing. MITR is a corporation duly organized, validly existing and in good standing under the laws of Nevada and is qualified to do business as a foreign corporation in each jurisdiction where the failure to be so qualified would have a material adverse effect on MITR.

                  5.4 Capitalization. MITR's authorized capital stock consists of (a) 50,000,000 shares of common stock, $0.001 par value per share, 1,317,100 of which are issued and outstanding; and (a) 10,000,000 shares of preferred stock, $0.001 par value per share, of which there are no issued and outstanding shares. All of the issued and outstanding shares of MITR common stock were duly authorized for issuance and are validly issued, fully paid and non-assessable. There are no outstanding options, warrants or other rights to acquire MITR's capital stock.

                  5.5      Subsidiaries.



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                           5.5.1 Except as set forth on Schedule 5.5, MITR does
not, directly or indirectly, own any shares of any capital stock or other equity interest in, has not made any investment in, and does not control or have any proprietary interest in, any corporation, partnership, joint venture or other business association or entity (any such entity is referred to as a "Subsidiary").

                           5.5.2  Schedule 5.5 indicates for each  Subsidiary
the following information: its name, jurisdiction and date of incorporation, its authorized capital stock, the number and type of its issued and outstanding shares of capital stock, and the current ownership of such shares. Annexed to
Schedule 5.5 are true and complete copies of the charter, bylaws and other similar organizational documents of each Subsidiary, as well as any shareholder agreement relating to such Subsidiary, and any acquisition agreement relating to any Subsidiary. All corporate or other action that has been taken by any Subsidiary has been duly authorized and does not conflict with or violate of any provision of its charter, bylaws or other organizational documents.

                           5.5.3 Except as set forth on Schedule 5.5, each
Subsidiary is duly organized and validly existing under the laws of its jurisdiction of organization and is duly qualified to do business as a foreign corporation in each jurisdiction where the failure to be so qualified would have a material adverse effect on such Subsidiary or MITR.

                           5.5.4  Except as set forth on Schedule  5.5,  all
outstanding shares of capital stock of each Subsidiary are validly issued, fully paid, nonassessable and free of preemptive rights and are owned (either directly or indirectly) by MITR free and clear of all security interests, liens, adverse claims, encumbrances, proxies, options or stockholders' agreements.

                           5.5.5  Except  as  set  forth  on  Schedule  5.5,
there are no outstanding securities convertible into or exchangeable for the capital stock of or other equity interests in any Subsidiary and no outstanding options, rights, subscriptions, calls, commitments, warrants or rights of any character for MITR, any Subsidiary or any other person to purchase, to subscribe for or to otherwise acquire any shares of such stock or other securities of any Subsidiary.

                           5.5.6 Except as set forth on Schedule 5.5,  there are
no outstanding agreements affecting or relating to the voting, issuance, purchase, redemption, repurchase or transfer of any capital stock of or other equity interests in any Subsidiary.

                  5.6 No Conflicts. Neither the execution and delivery of this Agreement by Seller nor the consummation by Seller of the transactions contemplated hereby, nor compliance by Seller with any of the provisions hereof, will (a) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Seller is a party or by which Seller or his property may be bound or (b) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Seller.

                  5.7 SEC Documents. Seller hereby makes reference to the following documents filed by MITR with the United States Securities and Exchange Commission (the "SEC"), as posted on the SEC's website, www.sec.gov (collectively, the "SEC Documents"): (a) Annual Reports on Forms 10-KSB and 10-KSB\A for the fiscal years ended December 31, 2002 and 2001; (b) Quarterly Reports on Forms 10-QSB and 10-QSB\A for the periods ended September 30, 2003, June 30, 2003, March 31, 2003, September 30, 2002, and June 30, 2002, and (c)


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

Current Reports on Form 8-K filed with the SEC. The SEC Documents constitute all of the documents and reports that MITR was required to file with the SEC pursuant to the Securities Exchange Act of 1934 ("Exchange Act") and the rules and regulations promulgated thereunder by the SEC since September 30, 2001. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and none of the SEC Documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of MITR included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles in the United States ("U.S. GAAP") (except, in the case of unaudited statements, as permitted by the applicable form under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of MITR as of the dates thereof and its statements of operations, shareholders' equity and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments which were and are not expected to have a material adverse effect on MITR, its business, financial condition or results of operations). Except as and to the extent set forth on the consolidated balance sheet of MITR at September 30, 2003, including the notes thereto, and liabilities and obligations incurred by MITR in the ordinary course of its business since June 30, 2003, which do not exceed $25,000 in the aggregate, MITR has no material liability or obligation of any nature (whether accrued, absolute, contingent or otherwise and whether required to be reflected on a balance sheet or not). Seller shall contribute the Purchase Price to Epic, which shall promptly pay all current liabilities owed to non-affiliates of MITR or Epic.

                  5.8      Financial Statements.

                           5.8.1 Included in the SEC Documents are the audited
consolidated balance sheet of MITR and its subsidiaries at December 31, 2002, and the related consolidated statements of operations and shareholders' equity (deficit), and cash flows for the year then ended, together with the unqualified report thereon (except with respect to continuation as a going concern) of Seller, independent auditor (collectively, "MITR's Audited Financials").

                           5.8.2 Included in the SEC  Documents  are the
unaudited balance sheet of MITR and its subsidiaries as of September 30, 2003 and the related consolidated statements of operations and shareholders' equity (deficit) for the nine months ended September 30, 2003, as reviewed by Seller ("MITR's Interim Financials").

                           5.8.3 MITR's  Audited  Financials and MITR's Interim
Financials (collectively "MITR's Financial Statements") are (i) in accordance with the books and records of MITR, (ii) correct and complete, (iii) fairly present the financial position and results of operations of MITR as of the dates indicated, and (iv) prepared in accordance with U.S. GAAP (except that (x) unaudited financial statements may not be in accordance with U.S. GAAP because of the absence of footnotes normally contained therein, and (y) interim (unaudited) financials are subject to normal year-end audit adjustments that in the aggregate will not have a material adverse effect on MITR, its business, financial condition or results of operations).



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

                  5.9 Events Subsequent to Financial Statements. Except as set forth on Schedule 5.9 or as reflected in the Quarterly Reports on Form 10-QSB for the periods ended September 30, 2003, June 30, 2003 and March 31, 2003, since December 31, 2002:

                  (a) MITR has not entered into any transaction or contract or conducted any business other than seeking a business combination or other strategic transaction;

                  (b) MITR has not failed to pay and discharge its current liabilities in the ordinary course of business consistent with past practice;

                  (c) MITR has not incurred any indebtedness or liability or assumed any obligations;

                  (d) MITR has not waived or released any right of any material value;

                  (e) MITR has not paid any compensation or benefits to officers or directors of MITR;

                  (f) MITR has not made or authorized any amendment in the Certificate of Incorporation or Bylaws of MITR; and

                  (g) there has been no material adverse change in the condition (financial or otherwise) of the properties, assets, liabilities or business of MITR.

                  5.10 Public Listing of MITR. MITR has never been listed on any national stock exchange or national market system in the United States or elsewhere except the Nasdaq OTC Bulletin Board.

                  5.11 Litigation. Except as disclosed on Schedule 5.11, there is no suit, action, proceeding, investigation, claim or order pending or, to the knowledge of Seller, overtly threatened against MITR (or to the knowledge of Seller, pending or threatened, against any of the officers or directors of MITR with respect to their business activities on behalf of MITR), or to which MITR is otherwise a party, before any court, or before any governmental department, commission, board, agency, or instrumentality; nor to the knowledge of Seller is there any reasonable basis for any such action, proceeding or investigation.

                  5.12 Governmental Consents. All consents, approvals, orders, authorizations or registrations, qualifications, designations, declarations or filings with any U.S., federal or state governmental authority on the part of Seller required in connection with the consummation of the transactions contemplated herein shall have been obtained prior to and be effective as of the Closing, except that Seller shall be required to file with the SEC following the Closing an amendment to his Schedule 13D.

                  5.13 Third Party Consents. All third party consents, approvals, orders or authorizations required to be obtained by Seller in connection with the consummation of the transactions contemplated herein have been obtained.



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

                  5.14 Disclosure. The representations and warranties and statements of fact made by Seller in this Agreement are accurate, correct and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

         6. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller as follows:

                  6.1  Investment and Related Representations.

                           6.1.1  Shares  as "Restricted"  Securities.
Purchaser is aware that neither the Shares nor the offer or sale thereof to the Purchaser have been registered under the Securities Act of 1933, as amended ("Securities Act"), or under any foreign or state securities law. Purchaser further understands that no registration statement has been filed with the Securities and Exchange Commission ("SEC"), nor with any other U.S. or foreign regulatory authority and that, as a result, any benefit which might normally accrue to an investor such as the Purchaser by an impartial review of such a registration statement by the SEC or other regulatory commission will not be forthcoming. Purchaser acknowledges that the Shares are being offered pursuant to certain exemptions from Section 5 of the Securities Act for offers and sale of securities not involving an issuer, underwriter or dealer. Purchaser understands that the Shares are "restricted" securities under U.S. federal securities laws inasmuch as they are being acquired from an affiliate of the issuer and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. Purchaser represents that it is familiar in general with Rule 144 under the Securities Act (which provides generally for a one year holding period and limitations on the amount of "restricted" securities that can be sold in compliance with the rule upon completion of the holding period), and understands the resale limitations imposed thereby and by the Securities Act. Purchaser understands that each certificate representing the Shares and any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger or similar event (unless no longer required in the opinion of counsel for MITR) shall be stamped or otherwise imprinted with legends substantially in the following forms (in addition to any legend that may now or hereafter be required by applicable state law):

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES, OR DELIVERY OF AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF SUCH SECURITIES THAT SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS IN FULL COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, OR UNLESS SOLD IN COMPLIANCE WITH RULE 144 UNDER SUCH ACT."

Purchaser agrees that it will not sell any portion of Shares except pursuant to registration under the Securities Act or pursuant to an available exemption from registration under the Securities Act. Purchaser understands that MITR shall refuse to transfer the Shares except in accordance with the restrictions and agreements of Purchaser set forth in this Section 6.1.



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                           6.1.2  Investment  Representation.  The Shares are
being acquired by Purchaser pursuant to this Agreement for investment and not with a view to the public resale or distribution thereof unless pursuant to an effective registration statement or exemption under the Securities Act.

                           6.1.3 No Public Solicitation.Purchaser is acquiring
the Shares after private negotiation and has not been attracted to the acquisition of the Shares by any press release, advertising or publication.

                           6.1.4 Investor Sophistication and Ability to Bear
Risk of Loss. Purchaser acknowledges that it is able to protect his interests in connection with the acquisition of the Shares and can bear the economic risk of investment in such securities without producing a material adverse change in Purchaser's financial condition. Purchaser otherwise has such knowledge and experience in financial or business matters that Purchaser is capable of evaluating the merits and risks of the investment in the Shares.

                  6.3 No Conflicts. Neither the execution and delivery of this Agreement by Purchaser nor the consummation by Purchaser of the transactions contemplated hereby, nor compliance by Purchaser with any of the provisions hereof, will (a) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Purchaser is a party or by which Purchaser or its property may be bound or (b) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser.

                  6.4 Governmental Consents. All consents, approvals, orders, authorizations or registrations, qualifications, designations, declarations or filings with any U.S., federal or state governmental authority on the part of Purchaser required in connection with the consummation of the transactions contemplated herein shall have been obtained prior to and be effective as of the Closing, except that Purchaser shall be required to file with the SEC following the Closing a Schedule 13D and such other documents as may be required by the Exchange Act.

                  6.5 Third Party Consents. All third party consents, approvals, orders or authorizations required to be obtained by Purchaser in connection with the consummation of the transactions contemplated herein have been obtained.

         7. Indemnification. Each of Seller and Purchaser hereby agrees to indemnify and hold harmless the other and each of the other's affiliates and each of their respective officers, directors, partners, members, managers, shareholders, employees and agents from and against any and all losses, claims, damages, judgments, penalties, liabilities and deficiencies, and agrees to reimburse the other for all reasonable out-of-pocket expenses (including reasonable fees and expenses of legal counsel), in each case promptly as incurred by the other, to the extent arising out of or in connection with (a) any material misrepresentation or material breach of any of his/its representations or warranties contained in this Agreement; (b) any failure by him/it to perform any of his/its covenants, agreements, undertakings or obligations set forth in this Agreement, or (c) any operations of MITR or transactions involving MITR or any Subsidiary occurring (i) in the case of the indemnification by Seller, prior to the Closing, or (ii) in the case of the indemnification by Purchaser, after the Closing.



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         8. Miscellaneous.

                  8.1 Cumulative Remedies. Subject to Section 6, any person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement, and to exercise all other rights granted by law, which rights may be exercised cumulative and not alternatively.

                  8.2 Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

                  8.3 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement or the other documents.

                  8.4 Counterparts. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts when taken together will constitute one and the same agreement.

                  8.5 Notices. Any approvals, consents or notices required or permitted to be sent or given shall be delivered in writing personally or mailed, certified mail, return receipt requested, to the following addresses and shall be deemed to have been received within five days after such mailing:

         If to PURCHASER:       Keating Reverse Merger Fund, LLC
                                5251 DTC Parkway, Suite 1090
                                Greenwood Village, CO  80111-2739


         If to SELLER:          N. Edward Berg
                                72 Tirrell Hill Road
                                Bedford, NH 03110

           With copy to:        Richard A. Samuels
                                McLane, Graf, Raulerson & Middleton,
                                Professional Association
                                900 Elm Street. P.O. Box 326
                                Manchester, NH  03105-0326

                  8.6 Litigation Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions thereof, the successful or prevailing party shall be


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

entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which such party may be entitled.

         8.7 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter thereof, and supersedes all prior and contemporaneous agreements and understandings.

         8.8 Governing Law. This Agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New Hampshire, without regard to the conflicts of laws principles thereof.

         8.9 Cooperation. Following the consummation of the transactions contemplated hereunder, Seller and Purchaser shall each provide the other with such assistance, and shall cause their officers, directors and accountants, as applicable, to provide such assistance, as may reasonably be requested by the other in connection with (i) the preparation of any tax return or the conduct of any audit or examination by any taxing authority, or (ii) the preparation of any periodic report or other filing required to be made to the Securities and Exchange Commission.


                            [Signature Page Follows]




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

         IN WITNESS WHEREOF, each of the parties to this Securities Purchase Agreement has executed or caused this Agreement to be executed as of the date first above written.


"SELLER"


                                /s/ N. Edward Berg
                                --------------------------------------
                                N. EDWARD BERG, AN INDIVIDUAL



"PURCHASER"


                                /s/ Timothy J. Keating
                                --------------------------------------
                                TIMOTHY J. KEATING
                                MANAGER
                                KEATING REVERSE MERGER FUND, LLC



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

                        SCHEDULE 5.5 - MITR SUBSIDIARIES

MITR currently owns all the issued and outstanding shares of Epic Research Company, Inc. ("Epic"), a New Hampshire corporation incorporated on June 10, 2003. Epic is authorized to issue ten million (10,000,000) shares of no par value common stock of which 1,317,100 shares are issued and outstanding. Epic's Articles of Incorporation and Bylaws are attached as Annex A and Annex B, respectively.

Immediately prior to the Closing, all of MITR's assets and liabilities will be transferred to and assumed by Epic and all of the Epic shares held by MITR will be distributed to the MITR shareholders pro rata.



            SCHEDULE 5.9 - EVENTS SUBSEQUENT TO FINANCIAL STATEMENTS

MITR has continued to incur additional rent, legal, accounting and interest expenses and has not had any inflows of cash with which to pay and discharge such liabilities; therefore, its indebtedness to its landlord, attorneys, accountants and creditors has continued to increase.
As discussed in Section 3.2, all assets and liabilities of MITR will have been transferred to Epic prior to the consummation of the transactions hereunder and pursuant to an Asset Transfer And Assumption Of Liabilities Agreement between MITR and Epic, a copy of which has been provided to Purchaser. At the time of Closing, therefore, MITR has no liabilities or obligations.


                           SCHEDULE 5.11 - LITIGATION

In November 2001, Gary A. Agron as counsel for Gary McAdam (trustee of Growth Ventures, Inc. Profit Sharing Plan and Trust) sent MITR a letter appearing to allege that Seller had committed MITR to a spin-off of its assets and sale of the resulting public shell and then failed to follow through on such commitment. In January 2002, Counsel for MITR responded with a letter denying the factual and legal basis for any such claim and Attorney Agron and Mr. McAdam have not responded with any further claims, proof or correspondence of any kind.
As discussed in Section 3.2, all assets and liabilities of MITR will have been transferred to Epic prior to the consummation of the transactions hereunder and pursuant to an Asset Transfer And Assumption Of Liabilities Agreement (the "Transfer Agreement") between MITR and Epic, a copy of which has been provided to Purchaser. Pursuant to the Transfer Agreement, Epic has indemnified MITR against all claims such as the one described above in this Schedule 5.11.



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